Exhibit 10.14

NOTICE OF CONVERSION

In consideration of $46,000.00 paid to the holder hereof and the issuance of a promissory note of the Corporation of $552,000.00 to the holder substantially in the form attached hereto as Exhibit A, along with a waiver of all dividend rights relating to the Dividend Period subsequent to March 30, 2013, the undersigned holder does hereby elect to convert 184 shares of 15% Series A1 Convertible Preferred Stock (“Series AI Preferred Stock”) into 1,159,200 shares of common stock of Arête Industries, Inc. Also, in consideration of the above, the undersigned also tenders back to the Company these 184 shares of Series A1 Preferred Stock, such shares to be cancelled.

HOLDER

By:	Burlingame Equity Investors Master Fund, LP

/s/ Blair Sanford
Name:	Blair Sanford
Title:	Managing Member of General Partner

Date:	June 28, 2013

ARÊTE INDUSTRIES, INC.

By:	/s/ Nicholas Scheidt
Nicholas Scheidt, President

Date:	June 28, 2013